SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 21, 2012 (November 19, 2012)

TRULI MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-53641	26-3090646
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1174 N. Hillcrest Road, Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

310.274.0224

(Registrant’s telephone number, including area code)

S A Recovery Corp.

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 19, 2012, Truli Media Group, Inc. appointed Varun Soni, Ph.D., J.D., to its Board of Directors.

Dr. Varun Soni is the Dean of Religious Life at the University of Southern California (USC). He is a University Fellow at USC Annenberg's Center on Public Diplomacy, an Adjunct Professor at USC's School of Religion, and a member of the State Bar of California, the American Academy of Religion, and the Association for College and University Religious Affairs.

He serves on the advisory board for the Center for Muslim-Jewish Engagement, the Journal for Interreligious Dialogue, CrossCurrents, Hindu American Seva Charities, and the Parliament of the World's Religions. Prior to joining USC, he spent four years teaching in the Law and Society Program at UC Santa Barbara. He produced the acclaimed graphic novel Tina's Mouth: An Existential Comic Diary by Keshni Kashyap (Houghton Mifflin Harcourt, 2011), which is currently being adapted for television.

He also produced and hosted his own radio show on KPFK-Pacifica that showcased music from South Asia and its diaspora. He holds degrees in religion from Tufts University, Harvard Divinity School, UC Santa Barbara, and the University of Cape Town, as well as a law degree from UCLA School of Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truli Medai Group, inc.

Dated: November 21, 2012	By:	/s/ Michael Jay Solomon
Name: Michael Jay Solomon
Chief Executive Officer